SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 23, 2007

ACTIONVIEW INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	033-90355	87-0542172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1892 West Broadway, 2nd floor, Vancouver, British Columbia, Canada V6Y 1J9
(Address of principal executive offices)

N/A

(former name or former address, if changed since last report)

Registrant's telephone number, including area code: (604) 878-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On July 23, 2007, ActionView International, Inc. (the “Company”) dismissed Dale Matheson Carr-Hilton LaBonte LLP as independent auditors for the Company. The decision to dismiss Dale Matheson Carr-Hilton LaBonte LLP and to seek new independent auditors was approved by the Company’s Board of Directors.

The reports of Dale Matheson Carr-Hilton LaBonte LLP on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005, (1) there were no disagreements with Dale Matheson Carr-Hilton LaBonte LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Dale Matheson Carr-Hilton LaBonte LLP, would have caused Dale Matheson Carr-Hilton LaBonte LLP to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On July 23, 2007, the Company engaged Gruber & Company, LLC as the Company's independent accountant to report on the Company’s balance sheets as of December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for the years then ended. Neither the Company nor anyone acting on its behalf consulted with Gruber & Company, LLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Gruber & Company, LLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Dale Matheson Carr-Hilton LaBonte LLP or a reportable event with respect to Dale Matheson Carr-Hilton LaBonte LLP.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
16.1	Letter dated July 31, 2007, from Dale Matheson Carr-Hilton LaBonte LLP to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIONVIEW INTERNATIONAL, INC.

August 1, 2007	/s/ Rick Mari	August 1, 2007	/s/ Christopher Stringer
Date	Rick Mari Chief Executive Officer, Secretary and Director	Date	Christopher Stringer President and Director